Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-116691, 333-14373, 333-25973, 333-62631, 333-34200, 333-61688, 333-64892, 333-102444 and 333-106197) of North American Scientific, Inc. of our report dated February 25, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Los Angeles, California
January 15, 2007